Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare, Inc. Announces Third Quarter 2005 Financial Results

Company Reports Record Financial Performance

Annual Revenue Growth of Over 113% for the Third Quarter

Q3 2005 Revenue of $33.9 million and Diluted EPS of $0.06

MELVILLE, N.Y., November 9, 2005 – Allion Healthcare, Inc. (NASDAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, today announced financial results for the third quarter and nine months ended September 30, 2005.

Net sales for the third quarter of 2005 increased 113.2% to $33.9 million from $15.9 million in the third quarter of 2004. Gross profit for the quarter was $5.8 million or 17.1% of net sales. Operating income for the third quarter 2005 increased to $657,191 from a loss of $303,814 in the third quarter of 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income in the third quarter of 2005 was $1.2 million. An explanation and reconciliation of net income under generally accepted accounting principles (GAAP) to EBITDA excluding other income is provided below. The income from continuing operations, and diluted earnings per common share for the third quarter of 2005 was $856,345 and $0.06, respectively. Net sales for the third quarter included $797,505 for premium reimbursement in California and New York relating to periods prior to the three months ended September 30, 2005.

Net sales for the nine months ended September 30, 2005 increased 95.2% to $85.3 million from $43.7 million in the nine months ended September 30, 2004. Gross profit for the nine months ended September 30, 2005 was $13.6 million or 15.9% of net sales. Operating income for the nine months ended September 30, 2005 increased to $993,097 from a loss of $1.8 million in the nine months ended September 30, 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other income in the first nine months of 2005 was $2.2 million. An explanation and reconciliation of net income under GAAP to EBITDA excluding other income is provided below. The income from continuing operations available to common shareholders, and diluted loss per common share for the nine months ended September 30, 2005 was $950,422 and ($0.06), respectively. Included in the diluted loss per common share for the nine months ended September 30, 2005 was a deemed dividend of $1,338,047 which reduced basic and diluted earnings per share available to common shareholders by $0.20 per share. The deemed dividend was recognized in connection with the conversion of our preferred stock immediately prior to the initial public offering. Net sales for the nine months ended September 30, 2005 included $257,730 for premium reimbursement in California and New York relating to periods prior to the nine months ended September 30, 2005.

“We continue to deliver strong financial performance and we are very pleased with our record quarter,” said Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare. “Our revenue growth was in excess of 113% and we continued to expand our operating margins. In addition, the four acquisitions we have completed this year continue to improve our top and bottom line.”

Allion incurred expenses in the three month period ended September 30, 2005 that will not be recurring in the long-term. During the third quarter, Allion incurred expenses related to compliance with Section 404 of the Sarbanes-Oxley Act, as Allion will be obligated to complete its documentation and evaluation of its internal control over financial reporting as of December 31, 2005. During the three month period ended September 30, 2005, Allion incurred $141,000 of additional expense for consulting fees and external accounting costs. Such expenses will continue through the first quarter of 2006. Additionally, in the third quarter of 2005, management was paid a one time bonus of $150,000 in the third quarter of 2005, for the successful completion of the initial public offering. Finally in the third quarter of 2005, Allion incurred a $60,000 expense relating to warrants that were previously issued in conjunction with the placement of the convertible subordinated notes. These notes were paid off with proceeds from our IPO in July of 2005.

During the quarter Allion concluded on the accounting treatment for earnout payments associated with Oris and LabTracker. The portion of the earnout payments that are made to the previous owners of Oris will be capitalized as an intangible customer relationship that will be amortized over a fixed period of 15 years beginning July 1, 2005. Payments made to LabTracker, that are either 15% or 25% of the $1,000 paid per patient depending on which clinic the patients come from, will be amortized over a fixed 40 month period.

In connection with Allion’s initial public offering, certain of our holders entered into lock-up agreements that will expire in December 2005. Recognizing the potential for significant additional share sales following the expiration of these lock-up agreements, Allion has explored the possibility of organizing an underwritten secondary offering of shares in connection with the lock-up expiration. The company has decided not to proceed with such an underwritten offering.

Reconciliation of Net Income Under GAAP to EBITDA (Excluding Other Income)

EBITDA excluding other income refers to income from continuing operations before interest, income tax expense, and depreciation and amortization excluding other income. Allion considers EBITDA excluding other income a good indication of the company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the company. EBITDA excluding other income is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance. A reconciliation of income from continuing operations under GAAP to EBITDA excluding other income for the three and nine months ended September 30, 2005 and 2004 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Income (loss) from continuing operations	$856,345	$(333,878)	$950,422	$(1,972,449)
Interest income (expense)	(199,154)	30,064	359,419	201,085
Other income (expense)	—	—	(316,744)	0
Depreciation and amortization	582,472	176,405	1,247,541	529,375

EBITDA excluding other income	$1,239,663	$(127,409)	$2,240,638	$(1,241,989)

Guidance

Allion is updating guidance for the fourth quarter of 2005. This guidance for earnings per share, or EPS, does not include additional expenses relating to compliance with Section 404 of the Sarbanes-Oxley Act for the 2005 fiscal year. The remainder of these expenses will be incurred in the fourth quarter of 2005 and the first quarter of 2006. The guidance for EPS assumes a 40% tax rate. The projections for Q4 of 2005 are as follows:

Q4 2005
Net Sales (in millions)	$34-36
EPS	$0.02-0.04

Allion’s increased Q4 2005 revenue guidance reflects our successful integration of PMW and the strong performance of the company’s historical operations. Allion’s Q4 2005 EPS guidance has been adjusted to reflect additional expenses the company plans to incur from pursuing federal legislation to protect its premium pricing, additional expenses it plans to incur related to building the Oris salesforce, and additional internal employee costs related to complying with Sarbanes-Oxley 404. It excludes the external costs, relating to outside consultants and accountants, of complying with Sarbanes-Oxley 404 in Q4 of 2005. The guidance is based on a 40 percent tax rate.

With respect to 2006, Allion stated that excluding charges in connection with the revised accounting for the Oris and Labtracker payments and Sarbanes-Oxley 404 compliance costs that will be incurred during the first quarter of 2006, it expected fiscal 2006 Revenue and EPS to be consistent with the current range of estimates of analysts.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in this press release and accompanying non-GAAP supplemental information represent financial measures used by Allion’s management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP financial measures discussed in this press release include EBITDA excluding other income. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance and in assisting investors in comparing the company’s financial performance to those of other companies in the company’s industry. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company’s SEC filings.

Conference Call Information

A conference call to discuss Allion’s third quarter results will be held at 5:30 p.m. EST; 2:30 p.m. PST on November 9, 2005. To join the call, please dial 913-981-5542 from the U.S. or abroad. The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com. To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software. An audio replay of the conference call will be available through 11:59 p.m. EST on November 16, 2005 by dialing 719-457-0820 from the U.S. or abroad and entering confirmation code 1630543. A replay of the conference call will also be available on the company’s website, www.allionhealthcare.com, for 30 days through December 9, 2005.

Questions during the live call will be taken from investment professionals only.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion offers nationwide pharmacy care from its pharmacies in California, New York, Washington, and Florida. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for patients.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures, changes in customer mix, changes in third party reimbursement rates, changes in government regulations or the interpretation of these regulations, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Operating Data

Allion serviced 9,743 patients in September 2005. The following tables set forth the net sales and operating data for each of our distribution centers for the three months ended September 30, 2005 and 2004:

	Three Months Ended September 30,
	2005					2004 (2)
Distribution Region	Net Sales		Prescriptions	Patient Months		Net Sales	Prescriptions	Patient Months
California (1)	$21,620,159	(3)	99,616	20,714		$5,647,019	24,031	3,429
New York	10,979,492	(4)	39,762	5,657	(5)	9,774,796	39,048	5,685
Florida	459,463		2,756	333		471,604	2,935	324
Seattle	867,478		4,890	850		0	—

Total	$33,926,592		147,024	27,554		$15,893,419	66,014	9,438

(1)	California operations for the three months ended September 30, 2005 included two months of contribution from Frontier Pharmacies, Inc. (d/b/a PMW).

(2)	As required by generally accepted accounting principles, we have restated prior periods to reflect the presentation of the Austin, Texas facility as “discontinued operations,” so that period-to-period results are comparable.

(3)	California includes retroactive payments of $683,353 for periods prior to the 3 months ended September 30, 2005.

(4)	New York includes retroactive payments of $114,152 for periods prior to the 3 months ended September 30, 2005.

(5)	Patient months declined year over year in New York due to the termination of services to 78 transplant patients as of July 2005.

The prescription and patient month data has been presented to provide additional data about operations. A prescription typically represents a 30-day supply of medication for an individual patient. “Patient months” represents a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month of a three month period, a count of three would be included in patient months irrespective of the number of medications filled in each month.

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	At Sept. 30, 2005 (UNAUDITED)	At December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,983,362	$6,979,630
Investment in short term securities	28,812,000	—
Accounts receivable, (net of allowance for doubtful accounts of $431,212 in 2005 and $296,320 in 2004)	12,229,967	4,678,596
Inventories	2,095,625	733,581
Prepaid expenses and other current assets	705,185	722,984

Total current assets	$49,826,139	$13,114,791
Property and equipment, net	653,732	561,732
Goodwill	14,750,870	4,472,068
Intangible assets	17,742,521	1,643,449
Other assets	87,490	203,622

TOTAL ASSETS	$83,060,752	$19,995,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$14,709,875	$6,784,658
Revolving credit line	1,009	1,154
Notes payable-subordinated	670,797	1,250,000
Current portion of capital lease obligations	123,002	130,640
Other current liabilities	—	100,000

Total current liabilities	15,504,683	8,266,452
LONG TERM LIABILITIES:
Notes payable - Subordinated	678,352	—
Capital lease obligations	112,603	193,306
Other	25,804	21,409

Total liabilities	16,321,442	8,481,167

CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value, shares authorized 20,000,000; issued and outstanding 0 at September 30, 2005 and 4,570,009 at December 31, 2004	—	4,570
Common stock, $.001 par value; shares authorized 80,000,000; issued and outstanding 12,801,748 at September 30, 2005 and 3,100,000 at December 31, 2004	12,802	3,100
Additional paid-in capital	77,685,946	22,060,733
Accumulated deficit	(10,959,438)	(10,553,908)

Total stockholders’ equity	66,739,310	11,514,495

Total liabilities and stockholders’ equity	$83,060,752	$19,995,662

See notes to condensed consolidated financial statements.

ALLION HEALTHCARE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net sales	$33,926,592	$15,893,419	$85,261,440	$43,719,427
Cost of goods sold	28,108,735	13,920,457	71,671,766	38,667,098

Gross profit	5,817,857	1,972,962	13,589,674	5,052,329
Operating expenses:
Selling, general and administrative expenses	5,160,666	2,276,776	12,596,577	6,823,693

Operating income (loss)	657,191	(303,814)	993,097	(1,771,364)
Interest income (expense)	199,154	(30,064)	(359,419)	(201,085)
Other income (expense)	—	—	316,744	—

Income (loss) from continuing operations	856,345	(333,878)	950,422	(1,972,449)
Loss from discontinued operations	(7,355)	(36,521)	(17,905)	(177,733)

Income (loss) from continuing operations available to common shareholders	848,990	(370,399)	932,517	(2,150,182)
Deemed dividend on preferred stock	—	—	1,338,047	—

Net income (loss) available to common shareholders	$848,990	$(370,399)	$(405,530)	$(2,150,182)

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.07	$(0.11)	$(0.06)	$(0.64)
Loss from discontinued operations	—	(0.01)	—	(0.06)

Earnings (loss) per share	$0.07	$(0.12)	$(0.06)	$(0.69)
Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$0.06	$(0.11)	$(0.06)	$(0.64)
Loss from discontinued operations	—	(0.01)	—	(0.06)

Earnings (loss) per share	$0.06	$(0.12)	$(0.06)	$(0.69)
Basic weighted average of common shares outstanding	12,635,160	3,100,000	6,636,738	3,100,000

Diluted weighted average of common shares outstanding	14,921,283	3,100,000	6,636,738	3,100,000

Contact:

Allion Healthcare, Inc.

Jim Spencer, Chief Financial Officer

(631) 870-5126

The Ruth Group

Francesca DeMartino, Investor Relations

(646) 536-7024

fdemartino@theruthgroup.com